UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 11, 2012

QR Energy, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35010	90-0613069
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5 Houston Center

1401McKinney Street, Suite 2400

Houston, Texas 77010

(Address of principal executive office) (Zip Code)

(713) 452-2200

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry Into a Material Definitive Agreement.

Underwriting Agreement

On April 11, 2012, QR Energy, LP (the “Partnership”) and QRE GP, LLC, QRE Operating, LLC, Quantum Resources A1, LP (“QRA”), Quantum Resources B, LP (“QRB”), Quantum Resources C, LP (“QRC”), QAB Carried WI, LP (“QAB”), QAC Carried WI, LP (“QAC”), and Black Diamond Resources, LLC, (collectively with QRA, QRB, QRC, QAB and QAC, the “Selling Unitholders”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Barclays Capital Inc., Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Raymond James & Associates, Inc., RBC Capital Markets, LLC, Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co. and UBS Securities LLC, as representatives of the several underwriters named therein (the “Underwriters”), with respect to the offering and sale of (i) 6,202,263 common units representing limited partner interests in the Partnership (the “Common Units”) to be sold by the Partnership (the “Primary Units”) and (ii) 11,297,737 Common Units to be sold by the Selling Unitholders (the “Secondary Units”), at a price to the public of $19.18 per Common Unit ($18.4128 per Common Unit, net of underwriting discounts). The Partnership did not receive any proceeds from the sale of the Secondary Units. The Partnership also granted the Underwriters an option for a period of 30 days to purchase up to an additional 2,625,000 Common Units from the Partnership (together with the Primary Units and Secondary Units, the “Units”). On April 13, 2012, the Underwriters exercised in full their option to purchase the additional 2,625,000 Common Units. The material terms of the offering of the Common Units are described in the prospectus, as filed by the Partnership with the Securities and Exchange Commission (the “Commission”) on April 13, 2012 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”). The offer and sale of the Units was registered with the Commission pursuant to a registration statement on Form S-1 (Registration No. 333-180364), initially filed by the Partnership on March 26, 2012, as amended. Closing with respect to the Units is expected to occur on April 17, 2012, subject to the satisfaction of customary closing conditions.

The Underwriting Agreement contains customary representations, warranties and agreements of the Partnership and certain affiliates, and customary conditions to closing, indemnification rights, obligations of the parties and termination provisions. Furthermore, the officers and directors of the Partnership’s general partner and the Selling Unitholders have agreed with the Underwriters not to offer or sell any Common Units (or securities convertible into or exchangeable for Common Units), subject to customary exceptions, for a period of 60 days after the date of the Underwriting Agreement without the prior written consent of Barclays Capital Inc.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

Third Amendment to Credit Agreement

On April 11, 2012, QRE Operating, LLC, a wholly owned subsidiary of the Partnership as Borrower, the Partnership and QRE GP, LLC, entered into the Third Amendment (the “Credit Agreement Amendment”) to Credit Agreement dated as of December 17, 2010 (the “Credit Agreement”) with Wells Fargo Bank, National Association, as Administrative Agent, and the other lenders signatory thereto. The Credit Agreement Amendment will not become effective until the consummation of the Partnership’s previously announced acquisition of oil and natural gas properties from Prize Petroleum, LLC and Prize Pipeline, LLC. Upon such effective date, the aggregate lender commitments under the Partnership’s credit facility will increase from $750 million to $1.5 billion and the borrowing base will increase from $630 million to $730 million. The Credit Agreement Amendment also amends covenants in the Credit Agreement to allow (i) secured second lien loans of up to $100 million, (ii) unsecured debt provided that any unsecured debt issued will decrease the borrowing base by $0.25 for each dollar of such unsecured debt and (iii) certain refinancings of (i) or (ii).

Following the effective date of the Credit Agreement Amendment, borrowings under the credit facility will bear interest at either (i) for base rate borrowings, the greater of the prime rate of Wells Fargo Bank, National Association, the federal funds effective rate plus 0.50%, and the one-month adjusted LIBOR plus 1.0%, all of which will be subject to a margin that varies from 0.50% to 1.50% per annum according to the borrowing base usage (which is the ratio of outstanding borrowings and letters of credit to the borrowing base then in effect), or (ii) for Eurodollar borrowings, the applicable LIBOR plus a margin that varies from 1.50% to 2.50% per annum according to the borrowing base usage. The unused portion of the borrowing base is subject to a commitment fee that ranges from 0.375% to 0.50% per annum based on borrowing base usage. The Credit Agreement will mature on the fifth anniversary of the effective date of Credit Agreement Amendment.

The foregoing description of the Credit Agreement Amendment is qualified in its entirety by reference to the full text of the Credit Agreement Amendment filed as Exhibit 10.1 hereto and incorporated herein by reference.

ITEM 7.01. Regulation FD Disclosure.

On April 11, 2012, the Partnership issued a press release announcing that it had priced the offering described in Item 1.01 of this Current Report on Form 8-K. On April 16, 2012, the Partnership issued a press release announcing the exercise in full of the Underwriters’ option to purchase additional Common Units. Copies of these press releases are furnished as Exhibits 99.1 and 99.2 hereto.

The information being furnished pursuant to Item 7.01 of this Form 8-K and in Exhibits 99.1 and 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any registration statement or other filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated April 11, 2012, by and among QR Energy, LP, QRE GP, LLC, QRE Operating, LLC, Quantum Resources A1, LP, Quantum Resources B, LP, Quantum Resources C, LP, QAB Carried WI, LP, QAC Carried WI, LP, Black Diamond Resources, LLC, and Barclays Capital Inc., Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Raymond James & Associates, Inc., RBC Capital Markets, LLC, Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co. and UBS Securities LLC, as representatives of the several underwriters named therein

10.1	Third Amendment to Credit Agreement dated as of April 11, 2012, by and among, QRE Operating, LLC, QR Energy, LP, QRE GP, LLC, Wells Fargo Bank, National Association, as Administrative Agent, and the lenders party thereto

99.1	QR Energy, LP Press Release dated April 11, 2012

99.2	QR Energy, LP Press Release dated April 16, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QR Energy, LP

By:	QRE GP, LLC, its general partner

By:	/s/ Gregory S. Roden
Name: Gregory S. Roden
Title: Vice President and General Counsel

Dated: April 16, 2012